Exhibit 99.1
United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(64,154,840)
Realized Trading Gain (Loss) on Swaps	(225,867,035)
Unrealized Gain (Loss) on Market Value of Futures	(262,612,252)
Unrealized Gain (Loss) on Market Value of Swaps	(117,181,938)
Dividend Income	119,658
Interest Income	41,425
ETF Transaction Fees	17,000
Total Income (Loss)	$(669,637,982)

Expenses
Investment Advisory Fee	$1,165,809
Brokerage Commissions	471,559
Tax Reporting Fees	123,070
NYMEX License Fee	52,512
Legal Fees	48,995
Non-interested Directors' Fees and Expenses	14,810
Audit Fees	13,589
SEC & FINRA Registration Expense	8,680
Total Expenses	$1,899,024
Net Gain (Loss)	$(671,537,006)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 8/1/10	$2,852,192,046
Additions (52,500,000 Units)	361,078,488
Withdrawals (9,300,000 Units)	(68,280,143)
Net Gain (Loss)	(671,537,006)

Net Asset Value End of Period	$2,473,453,385
Net Asset Value Per Unit (387,500,000 Units)	$6.38

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502